Power of Attorney

AXA-IM Rose Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints each of Anders Malmstrom, Andrea Nitzan, Anthony Bruccoleri, Dave
Hattem, Christina Banthin and Ralph Petruzzo, acting singly, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Corporation and in the name, place and stead of the
Corporation, in any and all capacities, to execute for and on behalf of the
Corporation, all Schedules 13D, Schedules 13G, Forms 13F, Forms 3, Forms 4 and
Forms 5 as required by the Securities Exchange Act of 1934, as amended, and any and all amendments or successor filings thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, the issuer and relevant stock exchanges
(individually, each a "Beneficial Ownership Filing").  The Corporation hereby grants to such attorneys-in-fact and agents of the Corporation full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to executing and filing Beneficial Ownership Filings, as fully to all intents and purpose as the Corporation might or could, and hereby ratifies and confirms all that said attorneys-in-fact and agents of the
Corporation or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact and agents of the Corporation, in serving in such capacity at the request of the undersigned, are not assuming any of the Corporation's responsibilities to comply with
Sections 13(d), 13(f) and 16 of the Securities Exchange Act of 1934.

The powers hereby conferred upon the said attorneys-in-fact and agents shall continue in force until notice of the revocation of this Power of Attorney has been received by the said attorneys-in-fact and agents of the Corporation.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this Power of
Attorney this 4th day of November, 2014.

     AXA-IM ROSE INC.

     By:  /s/  Andrea Rossi
          Name:  Andrea Rossi
          Title:  Director